EXHIBIT A

                            AGREEMENT
                               AND
                      PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 22nd day of November, 1996, by and among the CORNERCAP BALANCED FUND (the "Acquiring Fund"), a series of The CornerCap Group of Funds (the "CornerCap Funds"), a Massachusetts business trust with its principal place of business at 100 Northcreek, Suite 250, 3715 Northside Parkway, N.W., Atlanta, Georgia 30327, and THE ATLANTA GROWTH FUND, INC. (the "Acquired Fund"), a Georgia corporation with its principal place of business at 1100 Peachtree Street, N.E., Suite 1661, Atlanta, Georgia 30309.


                             PREAMBLE


     This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all or substantially all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of common stock, $0.01 par value per share, of the Acquiring Fund (the "Acquiring Fund Shares"), the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.


                            WITNESSETH


     WHEREAS, the CornerCap Funds is an open-end, registered investment company of the management type; and


     WHEREAS, the CornerCap Funds is authorized to issue its shares of common stock in separate series, including the Acquiring Fund, each of which series maintains a separate and distinct portfolio of assets; and


     WHEREAS, the Acquiring Fund is a new series of the CornerCap
Funds organized for the purpose of consummating the Reorganization; and


     WHEREAS, the Board of Trustees of the CornerCap Funds, on behalf of and the Acquiring Fund, has determined that the exchange of all or substantially all of the assets of the Acquired Fund for Acquiring Fund Shares, the assumption of certain identified liabilities of the Acquired Fund by the Acquiring Fund and the consummation of the Reorganization pursuant to this Agreement is in the best interests of the Acquiring Fund; and

     WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all or substantially all of the assets of the Acquired Fund for Acquiring Fund Shares, the assumption of certain identified liabilities of the Acquired Fund by the Acquiring Fund and the consummation of the Reorganization pursuant to this Agreement is in the best interests of the Acquired Fund and its shareholders;


     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


1.   TRANSFER OF ASSETS IN EXCHANGE FOR SHARES, THE ASSUMPTION OF
     CERTAIN LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED
     FUND.

     1.1 TRANSFER OF ASSETS; DELIVERY OF ACQUIRING FUND SHARES. Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of the Acquired Fund's assets, as set forth in Section 1.2, to the Acquiring Fund, the Acquiring Fund agrees in exchange therefor (i) to deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Acquired Fund's net assets computed in the manner and as of the time and date set forth in Section 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in Section 2.2; and (ii) to assume certain identified liabilities of the Acquired Fund, as set forth in Section 1.3. Such transactions shall take place at the closing provided for in Section 3 (the "Closing").

     1.2 ASSETS OF ACQUIRED FUND. The assets of the Acquired Fund to be acquired by the Acquiring Fund consist of all property, including, without limitation, all cash, cash equivalents, securities, commodities and futures interests and dividends or interest receivables, claims and rights of action, rights to register shares under applicable securities laws, and books and records, which are owned by the Acquired Fund and any deferred or prepaid expenses shown as assets on the books of the Acquired Fund on the Closing Date (as defined in Section 3).

     1.3 DISCHARGE OR ASSUMPTION OF LIABILITIES. Acquired Fund will continue to discharge all of its known liabilities and obligations in the ordinary course of business consistent with past payment practices prior to the Closing Date, including, without limitation, all liabilities, expenses, costs, charges and reserves (expected to include expenses incurred in the ordinary course of the Acquired Fund's operations such as accounts payable relating to custodian and transfer agency fees, legal and audit fees, and expenses of state securities registration of the Acquired Fund's shares. An unaudited statement of assets and liabilities of the Acquired Fund shall be prepared by the Acquired Fund's administrator, PFPC, Inc. Coopers & Lybrand, L.L.P. will perform certain agreed upon procedures on the unaudited financial statements as of the Valuation Date to assist management of the Acquired Fund in determining the reasonableness of final expense accruals and distributions, as of the Valuation Date (as defined in Section 2.1). The unaudited statements of assets and liabilities of the Acquired Fund shall also be reviewed by the Acquiring Fund's auditors and be reasonably satisfactory to them. The Acquiring Fund shall assume only those liabilities of the Acquired Fund reflected on that unaudited statement of assets and liabilities and shall not assume any other liabilities except as otherwise provided herein.

     1.4 DISTRIBUTION OF ACQUIRING FUND SHARES; LIQUIDATION OF ACQUIRED FUND. Immediately after the transfer of assets provided for in Section 1.1, the Acquired Fund will distribute pro rata to the Acquired Fund's shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1.1 and will completely liquidate. Acquired Fund shall take any further actions in connection with its liquidation as required by applicable law. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the Acquired Fund shares owned by such shareholders as of immediately after the close of business on the Valuation Date. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with
Section 2.3. The Acquiring Fund will not issue certificates representing the Acquiring Fund Shares in connection with such exchange except upon request by a shareholder of the Acquired Fund.

     1.5 SHARE TRANSFER RECORDS. Ownership of Acquiring Fund Shares will be shown on the share transfer books of the Acquiring Fund. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's then-current prospectus and statement of additional information.

 2.  VALUATION.

     2.1 METHOD OF VALUATION. The value of the Acquired Fund's assets to be acquired by the Acquiring Fund hereunder will be the value of such assets computed as of the normal close of business of the New York Stock Exchange on the day of the meeting of Acquired Fund Shareholders held for the purpose of voting on the Reorganization (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquiring Fund's then-current prospectus or statement of additional information. If, immediately before the Valuation Date, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the net asset value of Acquired Fund and the net asset value per Acquiring Fund Share is impracticable, the Valuation Date will be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been restored.

     2.2 NET ASSET VALUE PER SHARE. The net asset value of an Acquiring Fund Share will be the net asset value per share of the Acquiring Fund computed immediately after the close of business of the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Acquiring Fund's then-current prospectus or statement of additional information.

     2.3 ISSUANCE OF ACQUIRING FUND SHARES. The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets will be determined by dividing the value of the net assets of the Acquired Fund determined using the same valuation procedures referred to in Section 2.1 by the net asset value of an Acquiring Fund Share determined in accordance with Section 2.2.

     2.4 VALUATION. All computations of value with respect to the Acquiring Fund will be made by such pricing and accounting services agent as the Acquiring Fund may designate in its reasonable discretion, subject to the Acquired Fund's right to review such calculations to ensure their accuracy.

3.   CLOSING.

     The Closing of the transactions will occur three days after the Valuation Date or such later date as the parties may agree in writing (the "Closing Date"). All acts taking place at the Closing will be deemed to take place simultaneously immediately before the start of business on the Closing Date unless otherwise agreed to by the parties in writing. The start of business on the Closing Date will be as of 9:00 a.m., New York time. The Closing will be held at the offices of Kilpatrick & Cody, L.L.P., 1100 Peachtree Street, Atlanta, Georgia or at such other place and time as the parties shall mutually agree.

4.   ADDITIONAL AGREEMENTS.

     4.1 CERTIFICATE OF CUSTODIAN. Wachovia Bank of North Carolina, as custodian for the Acquiring Fund (the "Custodian") will deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund; and (b) all necessary taxes including, without limitation all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.

     4.2 DELIVERY OF SHARE TRANSFER RECORDS. Provident Financial Processing Corporation (the "Transfer Agent"), on behalf of the Acquired Fund will deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing.

     4.3 CONFIRMATION OF ACQUIRING FUND. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund.

     4.4 ADDITIONAL DOCUMENTS. Each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND.

     To induce the CornerCap Funds and the Acquiring Fund to enter into this Agreement, the Acquired Fund represents and warrants to the Acquiring Fund as follows:

     5.1 ORGANIZATION. The Acquired Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

     5.2 REGISTRATIONS. The Acquired Fund is an open-end, non-diversified investment company duly registered under the Investment Company Act of 1940 (the "1940 Act") and, with respect to its shares, under the Securities Act of 1933, (the "1933 Act") and such registrations are in full force and effect.

     5.3 NO INCONSISTENT OBLIGATIONS. The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Articles of Incorporation or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound.

     5.4 MATERIAL CONTRACTS. The Acquired Fund has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to it prior or subsequent to the Closing Date.

     5.5 LITIGATION; CONTINGENCIES. No material litigation or administrative proceeding or, to the knowledge of the Acquired Fund, investigation of or before any court or governmental body is presently pending or, to its knowledge threatened, against the Acquired Fund or any properties or assets held by it. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

     5.6 STATEMENT OF ASSETS AND LIABILITIES. The Statement of Assets and Liabilities of the Acquired Fund at May 31, 1996, has been audited by Coopers & Lybrand, L.L.P., independent certified public accountants, and is in accordance with generally accepted

accounting principles consistently applied. A copy of such statement has been furnished to the CornerCap Funds and the Acquiring Fund.

     5.7 NO ADVERSE CHANGES. Since May 31, 1996, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date that such indebtedness was incurred, except as otherwise disclosed to and accepted by the CornerCap Funds and the Acquiring Fund. For the purposes of this Section 5.7, a decline in net asset value per share of the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund shares by Acquired Fund Shareholders do not constitute a material adverse change.

     5.8 TAXES. At the Closing Date, all material Federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date will have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports will have been paid or provision will have been made for the payment thereof, and, to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. For each taxable year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such.

     5.9 CAPITALIZATION. The authorized capital stock of the Acquired Fund consists of 500,000,000 shares of common stock, no par value per share, of which 384,505.803 shares are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, as provided in Section 4.2. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund shares, nor is there outstanding any security convertible into any of the Acquired Fund shares.

     5.10 TITLE TO ASSETS. At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to Section 1.2, subject to the shareholder approval referred to in Section 10.1, and full right, power, and authority to sell, assign, transfer and deliver such assets under this Agreement, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, other than as disclosed to the Acquiring Fund.

     5.11 AUTHORITY. The execution, delivery and performance of this Agreement has been duly authorized prior to the Closing Date by all necessary action on the part of the Acquired Fund's Board of Directors, and, subject to the approval of the Acquired Fund's Shareholders, this Agreement will constitute a valid and binding

obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

     5.12 COMPLIANCE WITH SECURITIES LAWS. The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby will be accurate and complete in all material respects and will comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto. The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the Registration Statement referred to in Section 7.6 will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not materially misleading, provided that no representation or warranty is made with respect to information that is supplied by the Acquiring Fund.

6.   REPRESENTATIONS AND WARRANTIES OF THE CORNERCAP FUNDS AND
     THE ACQUIRING FUND.

     To induce the Acquired fund to enter into and perform this Agreement, the CornerCap Funds, on behalf of Acquiring Fund, represents and warrants to the Acquired Fund as follows:

     6.1 ORGANIZATION. The CornerCap Funds is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     6.2 REGISTRATIONS. The CornerCap Funds is a registered open-end investment company and its registration with the Securities and Exchange Commission (the "Commission") as an investment company with respect to each series of shares it currently offers under the 1940 Act, and the registration of such shares under the 1933 Act, are in full force and effect. A post-effective amendment to the CornerCap Funds' Registration Statement on Form N-1A was filed on September 13, 1996 adding the Acquired Fund to the CornerCap Funds' Registration Statement on Form N-1A. Such post-effective amendment is expected to be declared effective on or before the effective date of the Registration Statement on Form N-14 referred to in Section 7.6 hereof.

     6.3  PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION.
The current prospectus and statement of additional information of the CornerCap Funds conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     6.4  TITLE TO ASSETS.  At the Closing Date, the Acquiring
Fund will have good and marketable title to the Acquiring Fund's assets.

     6.5 NO INCONSISTENT OBLIGATIONS. The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of the Declaration of Trust or By-laws of the CornerCap Funds or the Acquiring Fund or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund or the CornerCap Funds is a party or by which either is bound.

     6.6 LITIGATION; CONTINGENCIES. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the CornerCap Funds, the Acquiring Fund or any of its properties or assets. Neither the CornerCap Funds nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings against the CornerCap Funds or the Acquiring Fund, and neither the CornerCap Funds nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     6.7 CAPITALIZATION. (a) The authorized capital stock of the Acquiring Fund consists of an unlimited number of shares of beneficial interest, $0.01 par value per share, of which none are issued and outstanding as of the date of this Agreement. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, except as provided for in this Agreement, nor is there outstanding any security convertible into any Acquiring Fund Shares.

     (b) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.

     6.8 AUTHORITY. The execution, delivery and performance of this Agreement has been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the CornerCap Funds, as issuer of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

     6.9 NO ADVERSE CHANGES. Since March 31, 1996, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date that such indebtedness was incurred. For the purposes of this Section 6.9, a decline in net asset value per share of the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund shares by Acquiring Fund Shareholders do not constitute a material adverse change.

     6.10 TAXES. At the Closing Date, all material Federal and other tax returns and reports of the Acquiring Fund required by

law to have been filed by such date will have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports will have been paid or provision will have been made for the payment thereof, and, to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such.

     6.11 COMPLIANCE WITH SECURITIES LAWS. The information to be furnished by the CornerCap Funds and the Acquiring Fund for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto. The Registration Statement, insofar as it relates to the Acquiring Fund, will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided that no representation or warranty is made with respect to information about the Acquired Fund included in such Registration Statement or information supplied by the Acquired Fund.

7.   COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND.

     7.1 BUSINESS IN ORDINARY COURSE. The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distributions that may be advisable.

     7.2 ACQUIRED FUND SHAREHOLDERS' MEETING. The Acquired Fund will call a meeting of the Acquired Fund Shareholders to consider and act upon this Agreement and to take all other action reasonably necessary to obtain approval of the transactions contemplated herein.

     7.3  NO DISTRIBUTION OF ACQUIRING FUND SHARES.  The Acquired
Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

     7.4  BENEFICIAL OWNERSHIP OF ACQUIRED FUND SHARES.  The
Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

     7.5 EFFORTS TO CONSUMMATE. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     7.6 COOPERATION. The Acquired Fund will provide the Acquiring Fund with information necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement, referred to in Section 5.12, all to be included in a Registration Statement on Form N-14 of the Acquiring Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act in connection with the meeting of the Acquired Fund Shareholders to consider approval of this Agreement and the transactions contemplated herein.

     7.7 APPROVALS AND AUTHORIZATION. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

     The obligations of the Acquired Fund to consummate the transactions provided for herein are subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions.

     8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the CornerCap Funds, on behalf of the Acquiring Fund, contained in this Agreement will be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     8.2 OFFICERS' CERTIFICATE. The Acquiring Fund will have delivered to the Acquired Fund a certificate executed in its name by its President and Treasurer in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired Fund shall reasonably request.

     8.3 LEGAL OPINION. The Acquired Fund will have received on the Closing Date the opinion of Kilpatrick & Cody, L.L.P., counsel to the Acquiring Fund, in a form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, concerning the following matters:

     (a) The CornerCap Funds has been duly formed as a business trust and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (b) the Acquiring Fund has the power to carry on its business as presently conducted; (c) this Agreement has been duly authorized, executed and delivered by the CornerCap Funds and the Acquiring Fund and constitutes a valid and legally binding obligation of the CornerCap Funds and of the Acquiring Fund enforceable against the CornerCap Funds and the Acquiring Fund in accordance with its terms, subject to

bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles; (d) the execution and delivery of the Agreement did not, and the exchange of the Acquired Fund's assets for shares of the Acquiring Fund pursuant to the Agreement will not, violate the Declaration of Trust or By-laws of the CornerCap Funds or result in a default under or breach of any of the agreements filed as exhibits to (or incorporated by reference in) the CornerCap Funds' most recent post-effective amendment of its registration statement on Form N-1A; (e) to the knowledge of such counsel, all regulatory consents, authorizations, approvals or filings required to be obtained or made by the CornerCap Funds or the Acquiring Fund under the Federal laws of the United States, the State of Georgia or the Commonwealth of Massachusetts for the exchange of the Acquired Fund's assets for shares of the Acquiring Fund, pursuant to the Agreement have been obtained or made; and (f) the shares of the Acquiring Fund to be distributed to Acquired Fund stockholders under this Agreement, assuming due authorization and delivery as contemplated by this Agreement, will be validly issued and outstanding and fully paid and non-assessable.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CORNERCAP FUNDS
     AND THE ACQUIRING FUND.

     The obligations of the CornerCap Funds and the Acquiring
Fund to complete the transactions provided for herein are subject, at their election, to the performance by the Acquired
Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     9.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Acquired Fund contained in this Agreement will be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     9.2 STATEMENT OF ASSETS AND LIABILITIES. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, as of the Valuation Date, certified by the President of the Acquired Fund.

     9.3 OFFICERS' CERTIFICATE. The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its President, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

     9.4 LEGAL OPINION. The Acquiring Fund shall have received on the Closing Date the opinion of Powell, Goldstein, Frazer &
Murphy, counsel to the Acquired Fund, dated as of the Closing
Date, concerning the following matters:

     (a) The Acquired Fund has been duly formed and is validly existing and in good standing under the laws of the State of Georgia; (b) The Acquired Fund has the power to carry on its business as presently conducted; (c) this Agreement has been duly authorized, executed and delivered by the Acquired Fund and constitutes a valid and legally binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles; (d) the execution and delivery of the Agreement did not, and the exchange of the Acquired Fund's assets for shares of the Acquiring Fund pursuant to the Agreement will not, violate Acquired Fund's Articles of Incorporation or By-laws or result in a default under or breach of any of the agreements filed as exhibits to (or incorporated by reference in) the Acquired Fund's most recent post-effective amendment of its registration statement on Form N-1A; and (e) to the knowledge of such counsel, all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Acquired Fund under the Federal laws of the United States or the State of Georgia for the exchange of the Acquired Fund's assets for shares of the Acquiring Fund, pursuant to the Agreement have been obtained or made.

10.  FURTHER CONDITIONS PRECEDENT.

     If any of the conditions set forth below do not exist on or before the Closing Date, any party to this Agreement, at its option, will not be required to consummate the transactions contemplated by this Agreement.

     10.1 APPROVAL OF ACQUIRING FUND'S SHAREHOLDERS. The Agreement and the transactions contemplated herein will have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the 1940 Act and the Acquired Fund's Articles of Incorporation and By-laws, and certified copies of the resolutions evidencing such approval will have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this Section 10.1.

     10.2 NO INCONSISTENT REQUIREMENTS. On the Closing Date, no action, suit or other proceeding will be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     10.3 CONSENTS. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.


     10.4 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement will have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof will have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     10.5 TAX OPINION. The parties shall have received the opinion of Kilpatrick & Cody, L.L.P., substantially to the effect that the transaction contemplated by this Agreement constitutes a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by Kilpatrick & Cody, L.L.P. of representations it requests of the parties. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the condition set forth in this Section 10.5.

11.  TERMINATION.

     This Agreement and the transaction contemplated hereby may be terminated and abandoned by either party, by mutual agreement at any time prior to the Closing Date. In the event of termination under this Section 11, there shall be no liability for damages on the part of any party, its officers, Directors, or Trustees, except as provided in Section 12.2.

12.  MISCELLANEOUS.

     12.1 ABSENCE OF BROKERS. The CornerCap Funds, the Acquiring Fund and the Acquired Fund each represent and warrant to the other that it has no obligations to pay any brokers or finders fees in connection with the transactions provided for herein.

     12.2 PAYMENT OF EXPENSES.  (a) Subject to paragraphs (b) and
(c) below, the Acquired Fund will pay all fees and expenses incurred in connection with the preparation, filing and distribution of the Proxy Statement and Registration Statement, including but not limited to (i) all applicable filing fees, (ii) printing and mailing expenses, (iii) accountants' and auditors' fees and expenses, (iv) the reasonable expenses of the CornerCap Funds and the Acquiring Fund related specifically to this Agreement and the Reorganization, including, without limitation, the fees and expenses of their legal counsel, Kilpatrick & Cody, all on a current basis as billed or incurred.

          (b) If the Acquired Fund terminates this Agreement prior to February 28, 1996 or fails to distribute the Proxy Statement and Registration Statement required to be distributed hereunder (assuming such Proxy Statement and Registration Statement are in material compliance with Federal securities laws and are delivered to the Acquired Fund in a timely manner) or takes or fails to take any other action which causes or results in the failure of the transaction contemplated hereunder to close, the Acquired Fund will be solely responsible for all such fees and expenses.

          (c)  If for any other reason the transaction
contemplated herein does not become effective, the Acquired Fund

shall be responsible for 50% of all such fees and expenses and the Acquiring Fund, on the one hand, and Pryor, McClendon, Counts & Co., Inc., on the other hand, shall each be responsible for 25% of all such fees and expenses; provided, however, that the Acquiring Fund will be responsible for all such fees and expenses if the transaction contemplated by this Agreement does not become effective as a result of a material breach of this Agreement by the Acquiring Fund.

     12.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof. The CornerCap Funds, the Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

     12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement or in any document delivered pursuant hereto or in connection herewith will survive the consummation of the transactions contemplated hereunder.

     12.5 AMENDMENTS. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the CornerCap Funds, the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to Section 10.1 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

     12.6 INDEMNIFICATION. (a) Acquired Fund (the "Indemnifying Party") covenants and agrees to indemnify, defend and hold the CornerCap Funds and the Acquiring Fund and their respective affiliates, Directors, Trustees, officers, employees, and agents (collectively, the "Indemnified Parties") harmless from and against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that they shall incur or suffer which arise out of or relate to (i) any material breach of or failure by Acquired Fund to perform any of its covenants or agreements in this Agreement; (ii) any false statement contained in the representations and warranties of Acquired Fund in this Agreement; and (iii) any claims, suits, obligations or liabilities associated with the operations of the Acquired Fund prior to the Closing.

          (b) Wedgewood Equities Inc. ("Wedgewood Equities") and Pryor, McClendon, Counts & Co., Inc. ("PMC") (collectively, the "Indemnifying Parties"), jointly and severally covenant and agree to indemnify, defend and hold the CornerCap Funds and the Acquiring Fund and their respective affiliates, Directors, Trustees, officers, employees, and agents (collectively, the "Indemnified Parties") harmless from and against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that they shall incur or suffer which arise out of or relate to (i) any

material breach of or failure by them to perform their respective covenants or agreements in Section 12.2 of this Agreement; (ii) any false statement contained in the representations and warranties of Acquired Fund in this Agreement if such statement was made in reliance upon and in conformity with information furnished to the Acquired Fund by either of them; and (iii) any claims, suits, obligations or liabilities associated with the operations of the Acquired Fund prior to the Closing.

           (c) Acquiring Fund (the "Indemnifying Party") covenants and agrees to indemnify, defend and hold the Acquired Fund, Wedgewood Equities and PMC and their respective affiliates, Directors, officers, employees, and agents (collectively, the "Indemnified Parties") harmless from and against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that they shall incur or suffer which arise out of or relate to (i) any material breach of or failure by Acquiring Fund to perform any of its covenants or agreements in this Agreement; (ii) any false statement contained in the representations and warranties of Acquiring Fund in this Agreement; and (iii) any claims, suits, obligations or liabilities associated with the operations of the Acquiring Fund or any of its predecessors in interest subsequent to the Closing.

          (d) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must notify one or more Indemnifying Party in writing of the Third Party Claim within 10 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to such Indemnifying Party, within 5 business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (e) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party may, at the option of the Indemnified Party, be allowed to participate in the defense thereof and to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that the Indemnifying Party shall not admit any liability with respect to, or discharge, compromise or settle any Third Party Claim on behalf of or for the account and risk of the Indemnified Party without the express written consent of the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in, but not control, the defense thereof and to employ counsel separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses or is permitted to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's written request) the provision to the Indemnifying Party of copies of records and

information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed, or been permitted to assume, the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim involving relief in the form of money damages without the Indemnifying Party's prior written consent, which consent shall not be unreasonably delayed or withheld.

     12.7 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section
12.6 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

     12.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and may not affect in any way the meaning or interpretation of this Agreement.

     12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     12.10 ASSIGNMENT. No assignment or transfer hereof or of any rights or obligations hereunder may be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     12.11 BINDING NATURE. (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          (b) It is expressly agreed that the obligations of the Acquiring Fund hereunder will not be binding upon any of the Directors, Trustees, shareholders, nominees, officers, agents, or employees of the CornerCap Funds personally, but shall bind only the property of the Acquiring Fund. The execution and delivery of this Agreement have been authorized by the Trustees of the CornerCap Funds and signed by authorized officers of the

CornerCap Funds acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquiring Fund.

     12.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer and its seal to be affixed thereto.

                                      THE CORNERCAP BALANCED FUND OF
                                      THE CORNERCAP GROUP OF FUNDS

                                      By: /s/ Thomas E. Quinn
                                            Thomas E. Quinn
                                             President

                                      100 North Creek
                                      Suite 250
                                      3175 Northside Parkway
                                      Atlanta, Georgia 30327
                                      Telephone:  (404) 240-0666
                                      Facsimile:  (404) 240-0144

                                      THE ATLANTA GROWTH FUND, INC.

                                      By: /s/ Michael L. Lucas
                                            Michael L. Lucas
                                            President

                                      Suite 1661
                                      1100 Peachtree Street, N.E.
                                      Atlanta, Georgia 30309
                                      Telephone:  (404) 875-1261
                                      Facsimile:  (404) 875-1565

     The undersigned hereby consent to and agree to be bound by the provisions of Section 12.6 above.
                                      WEDGEWOOD EQUITIES INC.

                                      By: /s/ Raymond J. McClendon
                                          Raymond J. McClendon
                                          Vice Chairman and Chief Operating
                                          Officer

                                          Suite 166
                                          1100 Peachtree Street, N.E.
                                          Atlanta, Georgia 30309
                                          Telephone: (404) 875-7216
                                          Facsimile: (404) 875-9865

         The undersigned hereby consents to and agrees to be bound by the provisions of Sections 12.2(c) and 12.6 above.

                                       PRYOR, MCCLENDON, COUNTS & CO., INC.


                                       By: /s/ Raymond J. McClendon
                                          Raymond J. McClendon
                                          Vice Chairman and Chief Operating
                                          Officer

                                          Suite 166
                                          1100 Peachtree Street, N.E.
                                          Atlanta, Georgia 30309
                                          Telephone: (404) 875-7216
                                          Facsimile: (404) 875-9865


                            18